Exhibit 99.3

                            JOINT FILERS' SIGNATURES

WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member



    By:  /s/ Timothy J. Curt                            Date:  April 9, 2009
        ----------------------
         Name:  Timothy J. Curt
         Title: Partner


WARBURG PINCUS LLC


    By:  /s/ Timothy J. Curt                            Date:  April 9, 2009
        ------------------------
         Name:  Timothy J. Curt
         Title: Manging Director



WARBURG PINCUS & CO.


    By:  /s/ Timothy J. Curt                            Date:  April 9, 2009
        ----------------------
         Name:  Timothy J. Curt
         Title: Partner